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                                MONTEAGLE FUNDS

                                 MONTEAGLE FUNDS
                              MANAGEMENT AGREEMENT
                (AS AMENDED, JANUARY 11, 2008 AND MARCH 31, 2008)

      AGREEMENT made as of the January 11, 2008, by and between Monteagle Funds, formerly Memorial Funds (the "Trust"), a Delaware business trust with their principal office and place of business at 6550 Directors Parkway, Abilene, Texas 79606; Parkway Advisors, L.P. ("Parkway"), a Texas Partnership, with their principal office and place of business at 6550 Director's Parkway, Abilene, Texas 79608; and Nashville Capital Corporation ("Nashville"), a Tennessee corporation, with their principal office and place of business at 209 Tenth Avenue South, Suite 332, Nashville, Tennessee 37203 - collectively Parkway and Nashville shall be referred to herein as the "Advisers").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and may issue their shares of beneficial interest, no par value (the "Shares"), in separate series; and

      WHEREAS, the Advisers are authorized to act as an investment advisers under the Investment Advisers Act of 1940, and engage in the business of asset management and the provision of certain other administrative and recordkeeping services in connection therewith; and

      WHEREAS, the Trust desires that the Advisers perform investment advisory services for each series of the Trust listed in Appendix A hereto (each, a "Fund" and collectively, the "Funds"), and the Advisers are willing to provide those services on the terms and conditions set forth in this Agreement; and

      WHEREAS, the Trust wishes to engage Advisers, to provide, or arrange for the provision of, certain operational services which are necessary for the day-to-day operations of the Funds set forth in Appendix A attached to this Agreement, as amended from time to time by agreement of the parties, in the manner and on the terms and conditions hereinafter set forth, and Advisers wishes to accept such engagement; and

      WHEREAS, the Trust and the Adviser desire to enter into the arrangements described herein relating to certain expenses of the Trusts;

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Advisers hereby agree as follows:


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SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

      (a) The Trust hereby employs Advisers, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in each respective Fund and, without limiting the generality of the foregoing, to provide other services as specified herein. The Advisers accept their employment and agrees to render their services for the compensation set forth herein.

      (b) In connection therewith, the Trust has delivered to the Advisers copies of: (i) the Trust's Trust Instrument (as amended from time to time, "Organic Documents"); (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"); (iii) the Trust's current Prospectuses and Statements of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); (iv) each plan of distribution or similar document (if any) adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document (if any) adopted by the Trust ("Service Plan"); and (v) all procedures adopted by the Trust with respect to the Funds (e.g., repurchase agreement procedures), and shall promptly furnish the Advisers with all amendments of or supplements to the foregoing. The Trust shall deliver to the Advisers: (x) a copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing the Advisers and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Funds; and (z) any other documents, materials or information that the Advisers shall reasonably request to enable them to perform their duties pursuant to this Agreement.

      (c) The Advisers have each delivered to the Trust (i) a copy of their Form ADV as most recently filed with the SEC and (ii) a copy of their code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code"). The Advisers shall promptly furnish the Trust with all amendments of or supplements to the foregoing at least annually.

SECTION 2. DUTIES OF THE TRUST

      (a) The Trust will pay to Advisers on the last day of each month a fee at an annual rate outlined in Appendix A subject to this Agreement, such fee to be computed daily based upon the net asset value of the Fund(s) as determined by a valuation made in accordance with the Trust's procedure for calculating Fund net asset value as described in the Trust's Prospectus and/or Statement of Additional Information. During any period when the determination of a Portfolio's net asset value is suspended by the Trustees of the Trust, the net asset value of a share of the Fund(s) as of the last business day prior to such suspension shall, for the purpose of this Paragraph 2(a), be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

      (b) The Trust will, from time to time, furnish or otherwise make available to Advisers such information relating to the business and affairs of the Fund(s) as Advisers may reasonably require in order to discharge its duties and obligations hereunder. Additionally, the Trust shall cause all service providers to the Trust to furnish information to the Advisers, and assist the Advisers as may be required.

SECTION 3. DUTIES OF THE ADVISERS

      (a) The Advisers shall make all decisions with respect to the allocation of a Fund's investments in various securities or other assets, in investment styles and, if applicable, in other investment companies or pooled vehicles in which a Fund may invest. The Advisers will make decisions with respect to all purchases and sales of securities and other investment assets in each Fund respectively. To carry out such decisions, the Advisers are hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities and other investments for the Funds, the Advisers are authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

      Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended, the Advisers may allocate brokerage on behalf of the Funds to broker-dealers who provide research services. The Advisers may aggregate sales and purchase orders of the assets of the Funds with similar orders being made simultaneously for other accounts advised by the Advisers or their affiliates. Whenever the Advisers simultaneously places orders to purchase or sell the same asset on behalf of a Fund and one or more other accounts advised by the Advisers, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

      (b) The Advisers will report to the Board at each meeting thereof as requested by the Board all material changes in each Fund since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds, Subadvisers and the Advisers, and on their own initiative, will furnish the Board from time to time with such information as the Advisers may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Funds' holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Funds maintain investments, or otherwise. The Advisers will also furnish the Board with such statistical and analytical information with respect to investments of the Funds as the Advisers may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other investment assets for the Funds, the Advisers will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Organic Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Funds.

      (c) The Advisers will from time to time employ or associate with such persons as the Advisers believes to be particularly fitted to assist in the execution of the Advisers' duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

      (d) The Advisers will report to the Board all material matters. On an annual basis, the Advisers shall report on their compliance with their Code to the Board and upon the written request of the Trust, the Advisers shall permit the Trust, or their representatives to examine the reports required to be made to the Advisers under the Code. The Advisers will notify the Trust of any change of control of the Advisers and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Advisers, in each case prior to or promptly after such change.

      (e) The Advisers will maintain records relating to their portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Advisers shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Advisers pursuant to this Agreement required to be prepared and maintained by the Advisers or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Trust which are in possession of the Advisers shall be the property of the Trust. The Trust, or their representatives, shall have access to such books and records at all times during the Advisers' normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Advisers to the Trust or their representatives.

      (f) The Advisers will cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

      (g) The Advisers will provide the Funds' custodian and fund accountant on each business day with such information relating to all transactions concerning the Funds' assets as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, the Advisers are responsible for assisting in the fair valuation of all Fund assets and will use their reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Advisers for each asset for which the Funds' fund accountant does not obtain prices in the ordinary course of business.

      (h) The Advisers shall authorize and permit any of their directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

      (i) The Advisers shall have no duties or obligations pursuant to this Agreement (other than the continuation of their preexisting duties and obligations) during any period in which the Fund invests all (or substantially all) of their investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

      (j) The Trust hereby retains Advisers to provide, or, upon receipt of written approval of the Trust arrange for other companies to provide, the following services to the Fund(s) in the manner and to the extent that such services are reasonably necessary for the operation of the Funds(s) (collectively, the "Services"):

            (1) accounting services and functions, including costs and expenses of any independent public accountants;

            (2) non-litigation related legal and compliance services, including the expenses of maintaining registration and qualification of the Trust and the Fund(s) under federal, state and any other applicable laws and regulations;

            (3) dividend disbursing agent, dividend reinvestment agent, transfer agent, and registrar services and functions (including answering inquiries related to shareholder Portfolio accounts);

            (4) custodian and depository services and functions;

            (5) distribution, marketing, and/or underwriting services;

            (6) independent pricing services;

            (7) preparation of reports describing the operations of the Fund(s), including the costs of providing such reports to broker-dealers, financial institutions and other organizations which render services and assistance in connection with the distribution of shares of the Fund(s);

            (8) sub-accounting and recordkeeping services and functions (other than those books and records required to be maintained by Advisers under this Agreement between the Trust and Advisers), including maintenance of shareholder records and shareholder information concerning the status of their Fund(s) accounts by investment advisers, subadvisers, broker-dealers, financial institutions, and other organizations on behalf of Advisers;

            (9)  Shareholder  and  Board  of  Trustee  communication   services,
      including the costs of preparing, printing and distributing notices of shareholders' meetings, proxy statements, prospectuses, statements of additional information, Fund reports, and other communications to the Trust's Fund shareholders, as well as all expenses of shareholders' and Board of Trustee' meetings, including the compensation and reimbursable expenses of the Trustees of the Trust;

            (10) other day-to-day administrative services, including the costs of designing, printing, and issuing certificates representing shares of the Fund(s), and premiums for insurance coverage including the fidelity bond maintained by the Trust pursuant to Section 17(g) of the Act and rules promulgated thereunder (except for such premiums as may be allocated to third parties, as insureds thereunder).

      (k) Notwithstanding the provisions of Paragraph 3(j) above, the Services shall not include and Advisers will not be responsible for any of the following:

            (1) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Trust or the Fund(s) in connection with securities transactions to which the Trust or the Fund(s) is a party or in connection with securities owned by the Trust or the Fund(s);

            (2) the interest on indebtedness, if any, incurred by the Trust or the Fund(s);

            (3)  the  taxes,  including  franchise,   income,  issue,  transfer,
      business license, and other corporate fees payable by the Trust or the Fund(s) to federal, state, county, city, or other governmental agents;

            (4) the expenses, including fees and disbursements of counsel, in connection with litigation by or against the Trust or the Fund(s); and

            (5) any other extraordinary expense of the Trust or Fund(s).

      (l) Advisers assume and shall pay for maintaining the staff, personnel, space, equipment and facilities necessary to perform its obligations under this Agreement.

SECTION 4. COMPENSATION; EXPENSES

      (a) In consideration of the foregoing, the Trust shall pay the Advisers, with respect to each Fund, a fee at an annual rate as listed in Appendix A hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to the Advisers such compensation as shall be payable prior to the effective date of termination.

      (b) No fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of their investment assets in a single registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act; and

      (c) The Trust shall be responsible for and assumes the obligation for payment of: (i) advisory fees payable under this Agreement; (ii) costs of membership in trade associations; (iii) any expenses recouped by the Advisers;
(iv) SEC registration fees and related expenses; (v) any non-interested Trustee fees; (vi) costs of travel for non-interested Trustees; (vii) costs associated with seminars, conventions or trade education for non-interested Trustees;
(viii) 50% of the compensation amount approved by Trustees specifically for the Chief Compliance Officer's services for the Trust attributable to the Funds managed by the Adviser; and (ix) any extraordinary Trust expenses.

      (d) The Advisers shall jointly and separately be responsible for and assumes the obligation for payment of all of the Trust's expenses, including:
(i) the fees payable to each administrator under an agreement between the administrator and the Trust; (ii) expenses of issue, repurchase and redemption of Shares; (iii) premiums of insurance for the Trust, the Trustees and officers and fidelity bond premiums; (iv) fees and expenses of third parties, including the Trust's independent accountant, custodian, transfer agent, dividend disbursing agent and fund accountant (unless extraordinary); (v) fees of pricing, interest, dividend, credit and other reporting services; (vi) telecommunications expenses; (vii) funds transmission expenses; (viii) auditing, legal and compliance expenses (unless extraordinary); (ix) costs of forming the Trust and maintaining its existence; (x) costs of preparing, filing and printing the Trust's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (xi) expenses of meetings of shareholders and proxy solicitations; (xii) costs of reproduction, stationery, supplies and postage;
(xiii) the costs of personnel (who may be employees of the Adviser, an administrator or their respective affiliated persons) performing services for the

Trust; (xiv) costs associated with the preparation of materials for Board, Board committee, and other corporate meetings, except for those expenses assumed by the Trust in Section 4(c) of this Agreement; (xv) all interested Trustee fees;
(xvi) state, territory or foreign securities laws registration fees and related expenses; (xvii) 50% of the compensation amount approved by Trustees specifically for the Chief Compliance Officer's services for the Trust attributable to the Funds managed by the Adviser; and (xviii) all fees and expenses paid by the Trust in accordance with any distribution or service plan or agreement related to similar manners.

SECTION 5. STANDARD OF CARE

      (a) The Trust shall expect of both Advisers, and the Advisers will give the Trust the benefit of, the Advisers' best judgment and efforts in rendering their services to the Trust. The Advisers shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Advisers against any liability to the Trust or to the Trust's security holders to which the Advisers would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisers' duties hereunder, or by reason of the Advisers' reckless disregard of their obligations and duties hereunder.

      (b) The Advisers shall not be responsible or liable for any failure or delay in performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond their reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Advisers' employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

SECTION 6. EFFECTIVENESS, DURATION AND TERMINATION

      (a) This Agreement shall become effective with respect to a Fund immediately upon approval by a majority of the outstanding voting securities of that Fund or approval by at least a majority of all independent Trustees.

      (b) This Agreement shall remain in effect with respect to a Fund for a period of two years from the date of their effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this Agreement is not approved as to a Fund, the Advisers may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

      (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Advisers or (ii) by the Advisers on sixty (60) days' written notice to the Trust. This Agreement shall terminate immediately upon its assignment.


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SECTION 7. ACTIVITIES OF THE ADVISERS

      Except to the extent necessary to perform their obligations hereunder, nothing herein shall be deemed to limit or restrict the Advisers' right, or the right of any of the Advisers' officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

SECTION 8. REPRESENTATIONS OF ADVISERS

      The Advisers collectively and separately represent and warrant to the Trust that:

      (a) It is either registered as an Investment Adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect) or exempt from registration under the Advisers Act;

      (b) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

      (c) It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and

      (d) It will promptly notify the Trust of the occurrence of any event that would disqualify the Advisers from serving as an investment Adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

SECTION 9. SUBADVISERS

      At their own expense, the Advisers may carry out any of their obligations under this Agreement by employing, subject to the direction and control of the Board, one or more persons who are registered as investment advisers pursuant to the Advisers Act or who are exempt from registration thereunder ("Subadvisers"). Each Subadvisers' employment will be evidenced by a separate written agreement approved by the Board and, if required, by the shareholders of the applicable Fund. The Advisers shall not be liable hereunder for any act or omission of any Subadviser, except to exercise good faith in the employment of the Subadvisers and except with respect to matters as to which the Advisers assumes responsibility in writing.

SECTION 10. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

      The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and the Advisers agree that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund(s) to which the Advisers' rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

SECTION 11. MISCELLANEOUS

      (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties hereto and, if required by the 1940 Act, by a vote of a majority of the outstanding voting securities of any Fund thereby affected.

      (b) No amendment to this Agreement or the termination of this Agreement with respect to a Fund shall affect this Agreement as it pertains to any other Fund, nor shall any such amendment require the vote of the shareholders of any other Fund.

      (c) No party to this Agreement shall be liable to any other party for consequential damages under any provision of this Agreement.

      (d) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

      (e) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

      (f) This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

      (g) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by the Advisers and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

      (h) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      (i) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

      (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

      (k) No affiliated person, employee, agent, director, officer or manager of either Adviser shall be liable at law or in equity for the Advisers' obligations under this Agreement.

      (l) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person," "control" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

      (m) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

TRUST                                     ADVISERS

MONTEAGLE FUNDS                           PARKWAY ADVISORS, L.P.


By:  /s/ Paul B. Ordonio                  By:  /s/ Carl C. Peterson
     --------------------------------          ---------------------------------
         Paul B. Ordonio, Secretary                Carl C. Peterson, President


                                          NASHVILLE CAPITAL
                                          CORPORATION


                                          By:  /s/ Larry Catlett
                                               ---------------------------------
                                                   Larry Catlett, President

                                 MONTEAGLE FUNDS
                              MANAGEMENT AGREEMENT

                                   APPENDIX A
                                   ----------

---------------------------------------------------------------------------------------------------
                                                              ANNUAL FEE RATE AS A % OF THE FUNDS
           ADVISER                         FUND               OF THE TRUST - NET ASSETS OF THE FUND
---------------------------------------------------------------------------------------------------
    Parkway Advisors, LP             Select Value Fund              First $25 Million 1.20%
                                                                    Next $25 Million 1.115%
                                                                    Next $50 Million .975%
                                                                    Over $100 Million .875%
---------------------------------------------------------------------------------------------------
    Parkway Advisors, LP            Quality Growth Fund             First $25 Million 1.20%
                                                                    Next $25 Million 1.115%
                                                                    Next $50 Million .975%
                                                                    Over $100 Million .875%
---------------------------------------------------------------------------------------------------
Nashville Capital Corporation      Large Cap Growth Fund            First $25 Million 1.20%
                                                                    Next $25 Million 1.115%
                                                                    Next $50 Million .975%
                                                                    Over $100 Million .875%
---------------------------------------------------------------------------------------------------
Nashville Capital Corporation           Value Fund                  First $25 Million 1.20%
                                                                    Next $25 Million 1.115%
                                                                    Next $50 Million .975%
                                                                    Over $100 Million .875%
---------------------------------------------------------------------------------------------------
Nashville Capital Corporation        Fixed Income Fund              First $25 Million .965%
                                                                    Next $25 Million .965%
                                                                    Next $50 Million .845%
                                                                    Over $100 Million .775%
---------------------------------------------------------------------------------------------------
Nashville Capital Corporation     Informed Investor Fund            First $25 Million 1.20%
                                                                    Next $25 Million 1.115%
                                                                    Next $50 Million .975%
                                                                    Over $100 Million .875%
---------------------------------------------------------------------------------------------------


TRUST                                     ADVISERS

MONTEAGLE FUNDS                           PARKWAY ADVISORS, L.P.

By:  /s/ Paul B. Ordonio                  By:  /s/ Carl C. Peterson
     --------------------------------          ---------------------------------
         Paul B. Ordonio, Secretary                Carl C. Peterson, President


                                          NASHVILLE CAPITAL
                                          CORPORATION

                                          By: /s/  Larry Catlett
                                              ---------------------------------
                                                   Larry Catlett, President